                                                                    Exhibit 21.1

Subsidiaries of Registrant
as of 10/31/99

                                                                                     Percentage
                                                                                     of Voting
                                                                                     Securities
                                                                                     Owned by
                                                               State of              Immediate
Name                                                           Incorporation         Parent
----                                                           -------------         ----------
ABM Industries Incorporated                                    Delaware              Registrant
(*)   ABM Engineering Services Company                         California            100%
      ABM Family of Services                                   California            100%
      ABM Janitorial Services - Northern California            California            100%
      ABM Janitorial Services - Southern California +          California            100%
      ABM Janitorial Services Co., Ltd.                        British Columbia      100%
      American Building Maintenance Co. of  Boston +           California            100%
      American Building Maintenance Co. of Georgia             California            100%
      American Building Maintenance Co. of Kentucky            California            100%
      American Building Maintenance Co. of Illinois            California            100%
      American Building Maintenance Co. of New York            California            100%
      American Building Service Company +                      California            100%
      American Building Maintenance Co. of Utah +              California            100%
      American Building Maintenance Co. - West                 California            100%
      Canadian Building Maintenance Co., Ltd.                  British Columbia      100%
      Supreme Building Maintenance, Ltd.                       British Columbia      100%
      Commercial Property Services, Inc.                       California            100%
      Bonded Maintenance Company                               Texas                 100%
      Servall Services Inc.                                    Texas                 100%
      American Building Maintenance Co.                        California            100%
      American Public Services                                 California            100%
      Easterday Janitorial Supply Company                      California            100%
      American Security and Investigative Services, Inc.       California            100%
         ABMI Investigative Services +                         California            100%
         ABMI Security Services, Inc.                          California            100%
         American Commercial Security Services, Inc.           California            100%
      Amtech Lighting Services of the Northeast.               California            100%
      ABM Facility Services Company                            California            100%
      Amtech Energy Services                                   California            100%
      Amtech Lighting Services                                 California            100%
      Amtech Lighting Services of Illinois                     California            100%
      CommAir Mechanical Services                              California            100%
      Amtech Elevator Services                                 California            100%
      Amtech Reliable Elevator Company of Texas +              Texas                 100%
      ABM Engineering Services Company                         California            100%
      Bradford Building Services, Inc.                         California            100%
      Commercial Air Conditioning of Northern
        California, Inc. +                                     California            100%
      Accurate Janitor Service, Inc. +                         California            100%
      Ampco System Parking                                     California            100%
      Beehive Parking, Inc.                                    Utah                  100%
      System Parking, Inc.                                     California            100%
      Towel and Linen Service, Inc. +                          California            100%

(*) Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation.

 +  Inactive companies.